EXHIBIT 10.55

SECOND AMENDMENT TO SERIES J WARRANT TO PURCHASE SHARES OF PREFERRED STOCK OF BPO MANAGEMENT SERVICES, INC.

This Second Amendment to Series J Warrant to Purchase Shares of Preferred Stock of BPO Management Services, Inc. (this “Amendment”) is effective as of March 24, 2008, by BPO Management Services, Inc., a Delaware corporation (“Issuer”), in favor of _________________ (“Holder”).  Issuer and Holder are, together, the “Parties.”

RECITALS

WHEREAS, Issuer, Holder and certain other investors entered into that certain Series D Convertible Preferred Stock Purchase Agreement, dated June 13, 2007 (the “Stock Purchase Agreement”), pursuant to which Holder and the other investors purchased shares of Issuer’s Series D Convertible Preferred Stock and warrants to purchase shares of Issuer’s Series D-2 Convertible Preferred Stock and Common Stock (each of such warrants is described below);

WHEREAS, in connection with the Stock Purchase Agreement, Issuer previously granted to Holder that certain Series J Warrant to Purchase Shares of Preferred Stock of Issuer, which was numbered W-J-07-__, was dated and issued June 13, 2007 (the “Series J Warrant”), and entitled Holder to exercise the Series J Warrant in accordance with the terms contained therein for the purchase of up to _____________ shares of Issuer’s Series D-2 Convertible Preferred Stock (the “Series J Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series J Warrant) of $14.40 (the “Series J Original Warrant Price”);

WHEREAS, effective as of September 28, 2007, Issuer amended the Series J Warrant pursuant to that certain Amendment to Series J Warrant to Purchase Shares of Preferred Stock of Issuer (the “First Amendment”) in order to reduce the Series J Warrant Price from $14.40 to $9.60 for the period commencing on September 28, 2007 and ending on October 10, 2007;

WHEREAS, pursuant to the First Amendment, Holder exercised the Series J Warrant with respect to _________ percent (or _________) of the Series J Covered Shares (the “Partial Series J Exercise”);

WHEREAS, in connection with the Stock Purchase Agreement, Issuer also previously granted to Holder (a) that certain Series A Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-A-07-__, was dated and issued June 13, 2007 (the “Series A Warrant”), and entitled Holder to exercise the Series A Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series A Warrant) of $0.90; (b) that certain Series B Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-B-07-__, was dated and issued June 13, 2007 (the “Series B Warrant”), and entitled Holder to exercise the Series B Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series B Warrant) of $1.25; (c) that certain Series C Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-C-07-__, was dated and issued June 13, 2007 (as amended from time to time, the “Series C Warrant”), and, subject to certain conditions precedent, entitled Holder to exercise the Series C Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock (the “Series C Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series C Warrant) of $1.35 (the “Series C Original Warrant Price”), as amended by that certain Amendment to Series C Warrant to Purchase Shares of Common Stock of Issuer effective as of September 28, 2007, which, following the Partial Series J Exercise reduced the Series C Original Warrant Price as to __________ percent of the Series C Covered Shares to $0.01 for the remainder of the term of the Series C Warrant; and (d) that certain Series D Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-D-07-__, was dated and issued June 13, 2007 (as amended from time to time, the “Series D Warrant” and, together with the Series J Warrant, the Series A Warrant, the Series B Warrant, and the Series C Warrant, the “Warrants”), and entitled Holder to exercise the Series D Warrant in accordance with the terms contained therein for the purchase of up to ___________ shares of Issuer’s Common Stock (the “Series D Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series D Warrant) of $1.87 (the “Series D Original Warrant Price”), as amended by that certain Amendment to Series D Warrant to Purchase Shares of Common Stock of Issuer effective as of September 28, 2007, which following the Partial Series J Exercise reduced the Series D Original Warrant Price as to ____________ percent of the Series D Covered Shares to $1.10 for the remainder of the term of the Series D Warrant;

WHEREAS, Issuer has determined that it will provide another enhanced opportunity to obtain financing from Holder and certain other parties who originally received warrants at the same time and on the same terms as the Warrants (the “Other Warrant Holders”), by offering a reduction to the Series J Original Warrant Price for all of the remaining, unexercised Series J Covered Shares, which reduction shall be available until April 18, 2008;

WHEREAS, in furtherance of the foregoing, Issuer has also determined that, in the event that Holder exercises any portion of the remaining, unexercised Series J Warrant affected by such reduction to the Series J Original Warrant Price, the Series C Original Warrant Price and Series D Original Warrant Price shall be reduced by amendments to the Series C Warrant and the Series D Warrant  effective for the remainder of the term of the Series C Warrant and the Series D Warrant, respectively, to $0.01 per share and $0.01 per share, respectively, for the same percentage of the Series C Covered Shares and Series D Covered Shares as the percentage of such Series J Covered Shares exercised between the date hereof and April 18, 2008 (i.e., if Holder exercises one-quarter (1/4) of the Series J Warrant during said period, the Series C Original Warrant Price and the Series D Original Warrant Price shall be reduced as described herein for an additional one-quarter (1/4) of the original Series C Warrant and Series D Warrant);

WHEREAS, the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of Issuer (the “Series D Certificate of Designation”) and the Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock of Issuer (the “Series D-2 Certificate of Designation” and, together with the Series D Certificate of Designation, the “Certificates of Designation”) provide for certain anti-dilution protection in the event that Issuer issues any shares of its Common Stock or any warrants to purchase its Common Stock for a per-share price less than the then-current applicable conversion price of the Series D Convertible Preferred Stock and Series D-2 Convertible Preferred Stock of Issuer, respectively;

WHEREAS, each of the Warrants provides for certain anti-dilution protection in the event that Issuer issues any shares of its Common Stock or any warrants to purchase its Common Stock for a per-share price less than the then-current “Warrant Price” for such Warrant;

WHEREAS, Section 11 of the Series J Warrant requires that the Series J Warrant be amended only by written instrument(s) executed by Issuer and the holders of warrants exercisable for a majority of the shares of Series D-2 Convertible Preferred Stock of Issuer issuable upon exercise of the then-outstanding Series J Warrants issued to Holder and the Other Warrant Holders (the “Majority Holders”);

WHEREAS, Issuer shall be deemed to have obtained the signature of the Majority Holders upon its receipt of signed acknowledgements to this Amendment and/or the amendments provided to the Other Warrant Holders representing the requisite number of covered shares and, if Holder has not provided its signed acknowledgement to this Amendment by the time Issuer has obtained the written consent of the Majority Holders, Holder’s signature shall only be required to evidence its agreement that this Amendment and the other amendments referenced herein do not trigger any anti-dilution protection set forth in the Warrants or the Certificates of Designation; and

WHEREAS, the Parties desire to amend the Series J Warrant to memorialize this understanding and to execute amendments to the Series C Warrant and the Series D Warrant (in form and substance which is substantially similar to this Amendment).

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENT

1.             Amendment; Waiver.

1.1          Amendment to Series J Warrant.  Effective solely for any exercise by Holder of any remaining, unexercised Series J Warrant (i.e., up to ____________ shares of Issuer’s Series D-2 Convertible Preferred Stock) (collectively, the “Amended Warrant Price Shares”) occurring during the period commencing on the date hereof and ending on April 18, 2008 (the “Amendment Effective Period”), the “Warrant Price” specified in Section 9 of the Series J Warrant shall be $9.60 per share of such Covered Shares.  With respect to those Amended Warrant Price Shares that are not purchased through the exercise of the Series J Warrant during the Amendment Effective Period, immediately upon expiration thereof and without any further act of the Parties, the Series J Original Warrant Price shall be reinstated to such unpurchased Amended Warrant Price Shares and thereafter apply to all Series J Covered Shares and this Amendment shall be of no further force and effect.

1.2          Waiver of Certain Anti-Dilution Protections.  Issuer hereby represents that, concurrently with the delivery of this Amendment to Holder, it is delivering to each of the Other Warrant Holders an amendment to its respective outstanding Series J Warrant for its consideration and acceptance, which amendment is identical to this Amendment in form and substance.  Accordingly, the Parties agree that neither the contemplated amendments to, nor any offer or exercise of, the warrants held by the Other Warrant Holders at the prices contained herein shall be deemed to trigger, or give rise to the triggering of, any anti-dilution protection contained in the Warrants or the Certificates of Designation.  Notwithstanding anything to the contrary contained in the Warrants or the Certificates of Designation, neither the transactions contemplated by this Amendment nor the issuance of any of the Amended Warrant Price Shares during the Amendment Effective Period to Holder, any Other Warrant Holder, or any of their respective affiliates shall result in the imposition of any of the anti-dilution protections in favor of the Holder contained in the Warrants or the Certificates of Designation.  The waivers set forth in this Section 1.2 shall be effective independently of whether Holder exercises its Series J Warrant during the Amendment Effective Period.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2.             Miscellaneous Provisions.

2.1          No Further Amendments.  Except as amended by this Amendment and the First Amendment, the Series J Warrant remains unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Series J Warrant and the provisions of this Amendment, the provisions of this Amendment shall prevail.  This Amendment may only be modified or amended by a written agreement executed by Issuer, and consented to by Holder, with the same formalities and in the same manner as this Amendment.

2.2          Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

2.3          Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4          Entire Agreement.  The Series J Warrant as amended by this Amendment contains the entire understanding between the Parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter hereof that are not fully expressed herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Amendment all effective as of the day and year first above written.

ISSUER:
BPO MANAGEMENT SERVICES, INC., a Delaware corporation

By: Name: Patrick A. Dolan Its: Chief Executive Officer

HOLDER:

The undersigned hereby consents to the amendments and waivers set forth herein and

[  ]           Exercises __________ of the Series J Warrant as of the date hereof, and attached is the exercise notice required by the Series J Warrant; or

[  ]           Does not exercise any of the Series J Warrant as of the date hereof.

____________________________________

By: Name: Its: Date: